EXHIBIT 32

                CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of Amerimine Resources, Inc. ("Company") on Form  10-QSB  for the  period  ending March 31, 2006 as filed  with the Commission on the date hereof, I, Lin Bi, chief financial officer of the Company,  certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) This 10-QSB complies with the requirements of section 13 (a) or 15 (d) of the Securities Exchange Act; and

(2) The financial  information contained in this Form 10-QSB fairly presents, in all material respects,  the financial  condition and result of operations of the

Company.

By:  /s/Lin Bi                                                                                                 Chief Financial Officer

     Lin Bi

(principal executive, accounting and financial  officer)

May 26, 2006